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                           AMERUS LIFE HOLDINGS, INC.
          EXHIBIT 11 - STATEMENT RE: COMPUTATION OF EARNINGS PER SHARE

    PRO FORMA WEIGHTED AVERAGE NUMBER OF SHARES (IN THOUSANDS)

 Class A Common Stock owned by AmerUs Group.......................     11,707
 Class A Common Stock owned by the public.........................      6,449
 Class B Common Stock owned by AmerUs Group.......................      5,000
                                                                    ---------
                                                                       23,156
                                                                    ---------
                                                                    ---------
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*   The issuance of Class A and Class B Common Stock is considered to have occurred as of January 1, 1995 for pro forma purposes; therefore, the weighted average number of shares outstanding is 23,156. The Company has no dilution of shares.

    PRIMARY PRO FORMA EARNINGS PER COMMON SHARE

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
                                                                                  SIX MONTHS ENDED
                                                                                                           YEAR ENDED
                                                                                      JUNE 30,            DECEMBER 31,
                                                                                --------------------  --------------------
                                                                                  1997       1996       1996       1995
                                                                                ---------  ---------  ---------  ---------
Primary Pro Forma Earnings Per Common Share                                     $    1.25  $    2.44  $    3.20  $    2.99
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